Exhibit 5.1

June 8, 2021

Aeva Technologies, Inc.

555 Ellis Street

Mountain View, California 94043

Re:	Securities Registered under Registration Statement on Form S-1

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by Aeva Technologies, Inc., a Delaware corporation (the “Company”) of up to 182,111,147 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), which includes (i) up to 169,268,147 shares of Common Stock (the “Selling Securityholder Shares”) to be sold by the selling securityholders listed in the Registration Statement under “Selling Securityholders” (the “Selling Securityholders”) and (ii) up to 12,459,000 shares of Common Stock (the “Warrant Shares”) that may be issued upon exercise of outstanding warrants to purchase Common Stock (the “Warrants”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that:

1.     The Selling Securityholder Shares have been duly authorized and validly issued and are fully paid and non-assessable.

2.     Assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Warrants are exercised, the Warrant Shares, when and if issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP